Exhibit 23.1


                  Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Tanox, Inc. on form S-8 of our report dated February 1, 2000 appearing in Tanox, Inc.'s previously filed form S-1 Registration Statement (Registration No. 333-96025).

Houston, Texas
June 7, 2000


                                          ARTHUR ANDERSEN, LLP